UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 13, 2004
(Date of earliest event reported)

THOMAS & BETTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	1-4682
(State or Other Jurisdiction	(Commission File Number)
of Incorporation)

22-1326940
(IRS Employer Identification No.)

8155 T&B Boulevard
Memphis, Tennessee	38125
(Address of Principal	(ZIP Code)
Executive Offices)

Registrant’s Telephone Number, Including Area Code:
(901) 252-8000

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICER
SIGNATURE

ITEM 5.02 APPOINTMENT OF PRINCIPAL OFFICER

     On September 13, 2004, Stanley P. Locke was hired by Thomas & Betts Corporation in the position of Vice President — Controller.

     Locke, 44, joins Thomas & Betts from Concord Group, a business strategy and development consultancy, where he served as managing director for the past two years. Locke also spent 17 years with the Sara Lee Corporation (1985 - 2002), where he most recently served as chief financial officer for the company’s U.S. Retail Coffee and Tea Division. Throughout his career at Sara Lee, Locke was extensively involved in a variety of domestic and international assignments focusing on finance and business development.

     Locke earned an undergraduate degree in accounting from Drake University and a M.B.A. from Columbia University. He is a certified public accountant.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation (Registrant)
By:	/s/ Kenneth W. Fluke
Kenneth W. Fluke
Senior Vice President and Chief Financial Officer

Date: September 14, 2004